Exhibit 12.1

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT (In thousands except ratios)

Excluding Interest on Deposits	Year Ended December 31,
without Goodwill adjustment	2009	2008	2007	2006	2005

				Restated	Restated
Income (loss) before income taxes	$(62,817)	$(135,078)	$54,813	$47,599	$16,876

Fixed charges
Interest on:
Federal Home Bank advances	2,627	5,407	4,168	14,354	21,906
Other borrowings	2,205	2,271	3,214	3,744	1,765
Junior subordinated debentures	4,754	7,353	8,888	8,029	5,453

Preferred stock dividend requirement	9,688	1,077	-	-	-

Total fixed charges and preferred stock dividend requirement	19,274	16,108	16,270	26,127	29,124

Earnings (for ratio calculation)	$(43,544)	$(118,970)	$71,083	$73,726	$46,000

Ratio of earnings to fixed charges	------ (1)	------ (2)	4.37x	2.82x	1.58x
________________________
The earnings coverage for some of these periods were inadequate to cover total fixed charges. The coverage deficiencies were:
(1)	for the year ended December 31, 2009: $43.5 million
(2)	for the year ended December 31, 2008: $119.0 million

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT (In thousands except ratios)

Including Interest on Deposits without Goodwill adjustment	Year Ended December 31,
	2009	2008	2007	2006	2005

Income before income taxes	$(62,817)	$(135,078)	$54,813	$47,599	$16,876

Fixed charges
Interest on :
Deposits	83,211	110,314	129,420	89,987	52,253
Federal Home Bank advances	2,627	5,407	4,168	14,354	21,906
Other borrowings	2,205	2,271	3,214	3,744	1,765
Junior subordinated debentures	4,754	7,353	8,888	8,029	5,453

Preferred stock dividend requirement	9,688	1,077	-	-	-

Total fixed charges and preferred stock dividend requirement	102,485	126,422	145,690	116,114	81,377

Earnings (for ratio calculation)	$39,668	$(8,656)	$200,503	$163,713	$98,253

Ratio of earnings to fixed charges	0.39x	------ (3)	1.38x	1.41x	1.21x

The earnings coverage for some of these periods were inadequate to cover total fixed charges. The coverage deficiencies were:
(3)	for the year ended December 31, 2008: $8.7 million

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
	(In thousands except ratios)

Excluding Interest on Deposits with Goodwill adjustment	Year Ended December 31,
	2009	2008	2007	2006	2005

			Restated	Restated	Restated
Income(loss) before income taxes	$(62,817)	$(135,078)	$54,813	$47,599	$16,876
less: Goodwill impairment	-	121,121	-		-
Adjusted income(loss) before taxes	(62,817)	(13,957)	54,813	47,599	16,876

Fixed charges
Interest on :
Federal Home Bank advances	2,627	5,407	4,168	14,354	21,906
Other borrowings	2,205	2,271	3,214	3,744	1,765
Junior subordinated debentures	4,754	7,353	8,888	8,029	5,453

Preferred stock dividend requirement	9,688	1,077	-	-	-

Total fixed charges and preferred stock dividend requirement	19,274	16,108	16,270	26,127	29,124

Earnings (for ratio calculation)	$(43,544)	$2,151	$71,083	$73,726	$46,000

Ratio of earnings to fixed charges	------ (1)	0.13x	4.37x	2.82x	1.58x

(1)	The earnings coverage for some of these periods were inadequate to cover total fixed charges. The coverage deficiencies were:
for the year ended December 31, 2009: $43.5 million

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT (In thousands except ratios)
Including Interest on Deposits	Year Ended December 31,
with Goodwill adjustment	2009	2008	2007	2006	2005

Income before income taxes	$(62,817)	$(135,078)	$54,813	$47,599	$16,876
less: Goodwill impairment	-	121,121	-	-	-
Adjusted income(loss) before taxes	(62,817)	(13,957)	54,813	47,599	16,876

Fixed charges
Interest on :
Deposits	83,211	110,314	129,420	89,987	52,253
Federal Home Bank advances	2,627	5,407	4,168	14,354	21,906
Other borrowings	2,205	2,271	3,214	3,744	1,765
Junior subordinated debentures	4,754	7,353	8,888	8,029	5,453

Preferred stock dividend requirement	9,688	1,077	-	-	-

Total fixed charges and preferred stock dividend requirement	102,485	126,422	145,690	116,114	81,377

Earnings (for ratio calculation)	$39,668	$112,465	$200,503	$163,713	$98,253

Ratio of earnings to fixed charges	0.39x	0.89x	1.38x	1.41x	1.21x